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                                                                   Exhibit 10.12
                            EMPLOYEE SPECIFIC TERMS
                        TANNING TECHNOLOGY CORPORATION
                         ------------------------------
                        1999 EXECUTIVE COMPENSATION PLAN

Date:  February 1, 1999

  To:  Lou D'Alessandro

From:  Bipin Agarwal  CC: Mark Tanning

Tanning Technology is pleased to offer you the following Executive Compensation plan for fiscal year 1999 (January 1 to December 31, 1999).

Job Title:  Vice President of Technical Services
Supervisor:   Senior VP of North American Consulting Operations

The effective date of this compensation plan will be January 1, 1999. Tanning is pleased to provide you with the following compensation plan in recognition of your important job responsibilities:

                           KEY COMPENSATION ELEMENTS
                           -------------------------

Annual Base Salary:                    $175,000.00                            Effective Date of
 Semi-monthly pay rate:                $  7,291.67                            base salary rate: January 1, 1999

Part I: U.S. Revenue Bonus Incentive

U.S. Revenue Goals:                   $39.0M    $41.0M    $42.0M    $43.0M    $45.0M    $48.0M    $51.0M    $54.0M
 Bonus as % of Base Salary:              5.0%     10.0%     15.0%     20.0%     25.0%     35.0%     40.0%     45.0%
 Total bonus earned:                  $8,750   $17,500   $26,250   $35,000   $43,750   $61,250   $70,000   $78,750

Part II: Tech Services Cost Bonus Incentive
U.S. TS Cost as % of Revenues:          52.0%     51.0%     50.0%     49.0%     48.0%     47.0%      46.0%     45.0%
 Bonus as % of Base Salary:              5.0%      8.0%     12.0%     14.0%     16.0%     18.0%      20.0%     22.0%
 Total bonus earned:                  $8,750   $14,000   $21,000   $24,500   $28,000   $31,500    $35,000   $38,500

Part III: U.S. EBIT Bonus Incentive
U.S. EBIT Goals:                        16.0%    17.0%     18.0%     19.0%     20.0%     21.0%     22.0%     23.0%
 Bonus as % of Base Salary:              4.0%     5.0%      6.0%      7.0%      8.0%      9.0%     10.0%     11.0%
 Total bonus earned:                  $7,000   $8,750   $10,500   $12,250   $14,000   $15,750   $17,500   $19,250

Part IV: MBO Goals Bonus-Incentive
U.S. EBIT Goals:                      1 goal   2 goals   3 goals   4 goals   5 goals   6 goals   7 goals   8 goals
 Bonus as % of Base Salary:              2.0%      3.0%      4.0%      5.0%      6.0%      7.0%      8.0%      9.0%
 Total bonus earned:                  $3,500    $5,250    $7,000    $8,750   $10,500   $12,250   $14,000   $15,750

MBO Goal Subjects:
------------------
#1: Training program development & implementation, internal orientation program for new hires
#2: Process & methodology development & implementation with Web based deployment #3: Resource scheduling process development & implementation with Web based access
#4: Function in Account Executive sponsor role for sales support (2 accounts) #5: European integration of methodologies and relationship enhancement and support
#6:  MIS build-out for new space, on schedule/on budget completion

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#7:  Recruiting pipeline, contributions to new hires from your personal relationships
#8:  Component development, establishment of Joint Venture integration capacity

              SUMMARY OF EARNINGS POTENTIAL FOR PAID COMPENSATION
              ---------------------------------------------------

Total Bonus as % of Base:                 16.0%      26.0%      37.0%      46.0%      55.0%      69.0%      78.0%      87.0%
Total Bonus Value*                    $ 28,000   $ 45,500   $ 64,750   $ 80,500   $ 96,250   $120,750   $136,500   $152,250
Total Base + Bonus Potential:         $203,000   $220,500   $239,750   $255,500   $271,250   $295,750   $311,500   $327,250

     1999 Bonus Guarantee:  Your 1999 Compensation plan includes a 50% minimum bonus earnings guarantee of $48,125.00 for the 1999 fiscal year performance period payable by 2/28/2000.

                          STOCK OPTION INCENTIVE PLAN
                          ---------------------------

     You will participate in the following Stock Option Incentive Plan which provides the opportunity to earn additional stock options based on your overall performance. Options will be at the $1.25 strike price and a four-year vesting schedule will apply. You have received 50,000 options with an effective date of 1/l/99 that are subject to four-year vesting. These options are not tied to performance criteria. In each of years 1999, 2000 and 2001 you will receive additional option incentives which are based on your overall job performance level. Your job performance level will be established using your total bonus percentage earned in a given year. If your total bonus percentage earned is at or above your "bonus target" of 55%, you will receive the full allocation. If your total bonus percentage earned is below 55%, you will receive a proportionate allocation corresponding to the ratio of actual bonus % to target bonus %. In other words, if in 1999 your actual bonus percentage is 46%, then you would earn 46/55th's of your 60,000 option incentive, or 50,182 shares. All option incentives use the $1.25 strike price and a four-year vesting schedule with vesting credit starting effective on the date the options are earned. Options that are not earned due to performance below target are recoverable and will fully vest if you complete 5 years of service with the company. You will fully vest in the portion of your options that are below target (in the plan below) if you are an active full-time employee on 12/01/03.

Part V: Stock Options incentive Plan

1999 Final Bonus % Earned:              16.0%    26.0%     37.0%     46.0%     55.0%    69.0%     78.0%    87.0%
1999 Options Earned (12/31/99):       17,455   28,364    40,364    50,182    60,000   60,000    60,000   60,000
2000 Final Bonus % Earned:              16.0%    26.0%     37.0%     46.0%     55.0%    69.0%     78.0%    87.0%
2000 Options Earned (12/31/00):       17,455   28,364    40,364    50,182    60,000   60,000    60,000   60,000
2001 Final Bonus % Earned:              16.0%    26.0%     37.0%     46.0%     55.0%    69.0%     78.0%    87.0%
2001 Options Earned (12/31/01):,      46,545   75,636   107,636   133,818   160,000  160,000   160,000  160,000

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
TANNING TECHNOLOGY CORPORATION:                            ACKNOWLEDGEMENT OF RECEIPT AND UNDERSTANDING OF TERMS
By: /s/ Bipin Agarwal                                          /s/ Lou D'Alessandro
---------------------------------------------                 ------------------------------------------
Bipin Agarwal                                                                Lou D'Alessandro
Sr. V.P. of Consulting Operations-Americas                              V.P. of Technical Services

Date:  2-1-99                                            Date:  2/12/99
      ----------------------------------------                 ----------------------------------------

BY:/s/ Mark Tanning
    -----------------------
    Mark Tanning
    V.P. of HR & Administration

CC: Larry Tanning, Henry Skelsey

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